CNL Strategic Capital, LLC 8-K

Exhibit 99.1

News Release

For information contact: Colleen Johnson Senior Vice President Marketing and Communications CNL Financial Group 407-650-1223

CNL Strategic capital closes On Investment in

Blue Ridge ESOP Associates

(Orlando, Fla.) March 26, 2020 — CNL Strategic Capital, LLC closed on a $12.5 million investment in Transition Finance Strategies LLC, which does business under the name Blue Ridge ESOP Associates (Blue Ridge). This is the sixth company in CNL Strategic Capital’s portfolio.

CNL Strategic Capital is co-investing in Blue Ridge with LLCP Lower Middle Market Fund, L.P., an institutional fund and affiliate of Levine Leichtman Strategic Capital, LLC, the sub-manager of CNL Strategic Capital, as well as the existing owners and management team.

Established in 1988, Blue Ridge is the leading provider of technology enhanced solutions and services for the administration and recordkeeping of Employee Stock Ownership Plans (“ESOPs”) and associated 401(k) plans. Blue Ridge’s comprehensive service offerings and highly experienced professional administrators address the complex and mission-critical needs of ESOP businesses, which has provided it with an unmatched reputation as the highest-quality service provider in the market. The company serves a large and diversified client base of over 700 ESOP and 401(k) Plan Sponsors with over 175,000 plan participants.

About CNL Strategic Capital

CNL Strategic Capital is a publicly registered, non-traded limited liability company that seeks to provide current income and long-term appreciation to individuals by acquiring controlling equity stakes in combination with loan positions in durable and growing middle-market businesses. The company is externally managed by CNL Strategic Capital Management, LLC and Levine Leichtman Strategic Capital, LLC. For additional information, please visit cnlstrategiccapital.com.

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About CNL Financial Group

CNL Financial Group (CNL) is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $34 billion in assets. CNL is headquartered in Orlando, Florida. For additional information, please visit cnl.com.

About Levine Leichtman Capital Partners

Levine Leichtman Capital Partners, LLC is a middle-market private equity firm with a 36-year track record of successfully investing across various targeted sectors, including franchising, professional services, education and engineered products. LLCP utilizes a differentiated Structured Equity investment strategy, combining debt and equity capital investments in portfolio companies. This unique structure provides a less dilutive solution for management teams and entrepreneurs, while delivering growth and income with a significantly lower risk profile.

LLCP’s global team of dedicated investment professionals is led by seven partners who have worked together for an average of 21 years. Since inception, LLCP has managed over $10.8 billion of institutional capital across 14 investment funds and has invested in over 80 portfolio companies. LLCP currently manages $6.9 billion of assets – including its most recent flagship fund, Levine Leichtman Capital Partners VI, L.P., which closed in 2018 with $2.5 billion of committed capital – and has offices in Los Angeles, New York, Dallas, Chicago, Charlotte, Miami, London, Stockholm and The Hague. For additional information, please visit llcp.com.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of CNL Strategic Capital’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond CNL Strategic Capital’s control. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments and other risks  described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and the other documents filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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